Exhibit 10.9

October 3_, 2023

Via Email

Joseph Powers
josephpowers1@comcast.net

Re:	Terms of Transition and Separation

Dear Joseph:

This letter confirms the agreement (“Agreement”) between you and zSpace, Inc. (the “Company”) concerning the terms of your transition and retirement from the Company and offers you certain benefits to which you would not otherwise be entitled, conditioned upon your provision of a general release of claims and covenant not to sue now and upon the Actual Separation Date (defined below) as provided herein. If you agree to the terms outlined herein, please sign and return this Agreement to me in the timeframe outlined below.

1.            Retirement: Your employment relationship with the Company is ending in connection with your retirement. The Company has discussed with you the terms under which it is willing to continue your employment through the Transition Period, as described further below.

2.            Continued Employment; Other Release Consideration: In exchange for your agreement to the general release and waiver of claims and covenant not to sue set forth below and your other promises herein, the Company agrees to continue your employment on the following terms:

a.            Separation Date; Transition Period and Services: Your last day of employment with the Company will be March 31, 2024 (the “Anticipated Separation Date”), subject to the at-will nature of your employment as described in Section 2(d), below. Between now and the Anticipated Separation Date (the “Transition Period”), you agree to carry out the duties and responsibilities of your position, including those related to the consummation of the Company’s transaction with FICV, and to provide other transition services as may reasonably be requested by the Company, including transition of the responsibilities, duties, and knowledge relative to your position (the “Transition Services”). During the Transition Period, you will maintain a full-time schedule.

b.            Compensation and Benefits: During the Transition Period, the Company will continue to pay you your current base salary and you will continue to be eligible to participate in benefits customarily afforded to other full-time employees, including participation in the Company-sponsored health benefits plan, the 2023 executive bonus plan (if approved and at the discretion of the CEO/Board), and continued vesting of options, to the fullest extent allowed by the governing plans, agreements, or policies.

Joseph Powers

c.            Separation Compensation: In exchange for your agreement to the general release and waiver of claims and covenant not to sue set forth in Exhibit A (the “Second Release”), to be signed no earlier than the day on which your employment with the Company ends (the “Actual Separation Date”), and your other promises herein, the Company agrees as follows:

(i)            Severance: The Company agrees to pay you, within ten (10) business days following the effectiveness of the Second Release (as provided therein), a lump sum payment in the gross amount of $100,000, less applicable state and federal payroll deductions.

(ii)            COBRA: Upon your timely election to continue your existing health benefits under COBRA, and consistent with the terms of COBRA and the Company’s health insurance plan, the Company will pay the insurance premiums to continue your existing health benefits following the Actual Separation Date, through December 31, 2024.

(iii)            Stock Option Exercise Extension : Subject to the approval of the Company’s Board of Directors (the “Board”), at your election, your vested Options (as defined below) will be eligible for the Exercise Extension, as defined and described more fully in Section 7.

(iv)            New Stock Option: The Company agrees to grant you a new stock option (or RSU if consistent with Company’s then-effective granting practices) to purchase additional shares of the Company’s Common Stock, exercisable at the fair market value of the Company’s Common Stock as determined by the Board on the date the Board approves such grant. The number of shares subject to the new stock option and the vesting schedule thereof will be mutually agreed between you and the Company no later than November 13, 2023. This new stock option will be exercisable for the same period of time as the options to which the Exercise Extension applies. The grant of this new stock option is subject to your continued service through the date that the Board actually approves such grant.

d.            At-Will Employment: During the Transition Period, your employment with the Company will remain at-will, meaning either you or the Company may terminate your employment at any time with or without notice or reason. However, provided that you diligently and cooperatively provide the Transition Services (as determined by the Company in good faith and in its sole discretion), in the event the Company terminates your employment other than for Cause prior to the Anticipated Separation Date, the Company will offer you the benefits described in Section 2(c), above, plus the amount of your current base salary for the period from your termination date until the Anticipated Separation Date. In the event that you resign from employment for any reason prior to the Anticipated Separation Date, the Company will only be obligated to offer you the benefits described in Section 2(c). In the event that the Company terminates your employment prior to the Anticipated Separation Date for Cause the Company will not be obligated to offer to you, the benefits described in Section 2(c), above. “Cause” for purposes herein, means (i) termination of your employment by reason of the willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company; or (ii) by reason of your willful material breach of this Agreement which has resulted in injury to the Company.

Joseph Powers

By signing below, you acknowledge that you are receiving the release consideration outlined in this section in consideration for waiving your rights to claims referred to in this Agreement (and the Second Release, if applicable) and that you would not otherwise be entitled to the release consideration.

3.            Final Pay: On your final day of employment, the Company will pay you for all wages, salary, bonuses, reimbursable expenses, provided such expenses are submitted by you within thirty (30) days of the Separation Date, accrued vacation (if applicable) and any similar payments due you from the Company as of your separation from employment. By signing below, you acknowledge that the Company does not owe you any other amounts, except as otherwise may become payable under this Agreement or the Second Release.

4.            2022 Bonus Payment: For the avoidance of doubt, you will receive payment of your 2022 bonus, less applicable state and federal payroll deductions, with such amount to be determined by the Company’s Board of Directors (the “Board”) in its sole discretion based on the Company’s performance for the 2022 plan year (the “Bonus”). The Bonus will be paid to you on the earlier of the date it is paid out to all other Company executives or your final day of employment.

5.            Return of Company Property: You hereby warrant to the Company that, no later than your final day of employment, you will return to the Company all property or data of the Company of any type whatsoever that has been in your possession or control.

6.            Post-Employment Obligations: You hereby acknowledge that: (a) you continue to be bound by the attached At Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (Exhibit B hereto); (b) as a result of your employment with the Company, you have had access to the Company’s proprietary and/or confidential information, and you will continue to hold all such information in strictest confidence and not make use of it on behalf of anyone; and (c) you must, and by your signature below confirm that you shall, deliver to the Company, no later than the Actual Separation Date (or sooner if requested by the Company), all documents and data of any nature containing or pertaining to such information, and not take with you, or otherwise retain in any respect, any such documents or data or any reproduction thereof.

7.            Existing Stock Options: You were granted one or more options to purchase shares of the Company’s Common Stock, which stock option(s) are vested and/or unvested, and exercised and/or unexercised, as set forth on Carta (https://www.carta.com/) (collectively, the “Existing Options”). During the Transition Period, the Existing Options will continue to vest according to the terms of the agreements underlying the Existing Options (the “Existing Option Agreements”); however, all vesting will cease as of the Actual Separation Date (assuming your continuous employment through that date). At all times, your rights concerning the Existing Options will continue to be governed by the Existing Option Agreements. Per the Existing Option Agreements, you will have a fixed period of time following the termination of your employment to exercise any then-vested shares; after that date, you will no longer have a right to exercise the Existing Options as to any shares.

a.            However, if you execute this Agreement and the Second Release and they become effective, and if you check the box provided on the signature page hereto electing to receive the post-employment exercise period extension benefit described in this Section 7 in connection with this Agreement (within the time-period specified for such election below), then subject to approval by the Board, the Company agrees to extend the post-employment deadline to exercise the unexercised vested portions of your Options to the earliest of: (i) March 31, 2025; (ii) upon the consummation of a Change in Control (as defined in the Plan); (iii) the original expiration date of the applicable Options; (iv) the effective date of a dissolution or liquidation of the Company; or (v) any earlier date as required by the Plan (the “Exercise Extension”). On 5:00 p.m. (Pacific Time) of the twenty-ninth (29th) day following the date of this Agreement, if you have not accepted the Exercise Extension by checking the box and returning it to the Company, the Company’s offer of the Exercise Extension will automatically be rescinded without any further action on the part of you or the Company, and you will no longer be eligible to receive the Exercise Extension.

Joseph Powers

b.            To the extent that any of the Options are incentive stock options with an exercise price per share that is less than the fair market value per share of the Company’s common stock on the Effective Date (as defined below), you acknowledge that such Options (or portion thereof) will be reclassified as non -qualified stock options under applicable tax laws effective as of the Effective Date, and that you, and not the Company, shall be solely responsible for any tax consequences relating to such reclassification, including satisfaction of all applicable tax withholding requirements that become due upon exercise of such Options. Each of your Stock Option Agreements is hereby amended consistent with this Section 7, subject to and contingent on effectiveness of the Agreement, and your election to amend the Options to provide for the Exercise Extension and Board approval of the Exercise Extension. Your rights concerning the Options will otherwise continue to be governed by the applicable Stock Option Agreements, as amended herein.

8.       General Release and Waiver of Claims:

a.            The payments and promises set forth in this Agreement are in full satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit-sharing, stock, stock options or other ownership interest in the Company, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company or your separation from the Company. To the fullest extent permitted by law, you hereby release and waive any other claims you may have against the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act. By signing this Agreement, you are not releasing or waiving any claims under the California Fair Employment and Housing Act; however, for the avoidance of doubt, you will release and waive such claims once you sign the Second Release.

Joseph Powers

b.            By signing below, you expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

You and the Company do not intend to release claims that you may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code Section 2802, any claims for enforcement of this Agreement, or any claims for indemnification or advancement of expenses under the indemnification provisions of the Company’s bylaws. For the avoidance of doubt, the Company remains bound by its obligation to indemnify you pursuant to the Indemnification Agreement between you and the Company, and such obligation remains in full force and effect in accordance with all of the terms and conditions thereof.

c.            To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below.

9.            Covenant Not to Sue: To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will you pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which you may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Agreement. Nothing in this section shall prohibit or impair you or the Company from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.

10.            Protected Rights : You understand that nothing in this Agreement, including the General Release and Waiver of Claims, Covenant Not to Sue and Confidentiality sections contained herein, limits, impedes or restricts your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board (the “NLRB”), the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”). You further understand that this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate and/or assist in any investigation or proceeding that may be conducted by any Government Agency, including providing documents (including this Agreement) or other information, without notice to the Company. This Agreement does not limit your right to receive an award for information provided to any Government Agencies or prohibit you from providing truthful information in response to a subpoena or other legal process.

Joseph Powers

11.            Arbitration: Except for any claim for injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information, the parties agree to arbitrate, in San Jose, California through JAMS, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement. Any arbitration may be initiated by a written demand to the other party. The arbitrator’s decision shall be final, binding, and conclusive. The parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law. The parties expressly waive any entitlement to have such controversies decided by a court or a jury.

12.          Attorneys’ Fees: If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled.

13.         Confidentiality: Subject to the Protected Rights section above, and otherwise to the fullest extent permitted by applicable law, the contents, terms and conditions of this Agreement must be kept confidential by you and may not be disclosed except to your immediate family, accountant or attorneys or pursuant to subpoena or court order.

14.         No Admission of Liability: This Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect.

15.         Complete and Voluntary Agreement: This Agreement, together with Exhibits A and B hereto and the Existing Option Agreements, constitute the entire agreement between you and Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. You acknowledge that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion.

16.         Severability: The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, including, without limitation, any part of the General Release, Covenant Not to Sue, and/or Confidentiality sections above, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.

Joseph Powers

17.            Modification; Counterparts; Electronic/PDF Signatures: It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of an electronic or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be equally admissible in any legal proceeding as if an original.

18.         Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of California.

19.         Review of Separation Agreement; Expiration of Offer: You understand that you may take up to twenty-one (21) days to consider this Agreement (the “Consideration Period”). The offer set forth in this Agreement, if not accepted by you before the end of the Consideration Period, will automatically expire. By signing below, you affirm that you were advised to consult with an attorney prior to signing this Agreement. You agree that any changes, whether or not material to this Agreement or Exhibit A, shall not restart the running of the Consideration Period. You also understand you may revoke this Agreement within seven (7) days of signing this document and that the consideration to be provided to you pursuant to Section 2 will be provided only after the expiration of that seven (7) day revocation period.

20.         Effective Date: This Agreement is effective on the eighth (8th) day after you sign it provided you have not revoked the Agreement as of that time (the “Effective Date”).

Joseph Powers

If you agree to abide by the terms outlined in this Agreement, please sign and return it to me. I wish you the best in your future endeavors.

Sincerely,

zSpace, Inc.

By:	/s/ Paul Kellenberger
Paul Kellenberger, CEO

☒ I ELECT TO RECEIVE THE EXERCISE EXTENSION DESCRIBED IN SECTION 7 OF THIS AGREEMENT.

☐ I DECLINE TO RECEIVE THE EXERCISE EXTENSION DESCRIBED IN SECTION 7 OF THIS AGREEMENT.

READ, UNDERSTOOD AND AGREED

/s/ Joseph Powers	Date:	October 11, 2023
Joseph Powers

EXHIBIT A

SECOND RELEASE

This General Release of All Claims and Covenant Not to Sue (the “Second Release”) is entered into between Joseph Powers (“Employee”) and zSpace, Inc. (the “Company”) (collectively, “the parties”).

WHEREAS, Employee and the Company entered into an agreement regarding Employee’s transition and separation from employment with the Company (the “Separation Agreement,” to which this Second Release is attached as Exhibit A);

WHEREAS, on [Date], Employee’s employment with the Company terminated (the “Actual Separation Date”);

WHEREAS, this agreement serves as the Second Release, pursuant to the Separation Agreement; and

WHEREAS, Employee and the Company desire to mutually, amicably and finally resolve and compromise all issues and claims surrounding Employee’s employment and separation from employment with the Company;

NOW THEREFORE, in consideration for the mutual promises and undertakings of the parties as set forth below, Employee and the Company hereby enter into this Second Release.

1. Acknowledgment of Payment of Wages: By Employee’s signature below, Employee acknowledges that, on the Actual Separation Date, the Company paid Employee for all wages, salary, accrued vacation (if applicable), bonuses, commissions, reimbursable expenses previously submitted by Employee, and any similar payments due Employee from the Company as of the Actual Separation Date. By signing below, Employee acknowledges that the Company does not owe Employee any other amounts, except as may become payable under the Separation Agreement and the Second Release. Please promptly submit for reimbursement all final outstanding expenses, if any.

2.            Return of Company Property: Employee hereby warrants to the Company that Employee has returned to the Company all property or data of the Company of any type whatsoever that has been in Employee’s possession, custody or control.

3.            Consideration: In exchange for Employee’s agreement to this Second Release and Employee’s other promises in the Separation Agreement and herein, the Company agrees to provide Employee with the consideration set forth in Section 2(c) of the Separation Agreement. By signing below, Employee acknowledges that Employee is receiving the consideration in exchange for waiving Employee’s rights to claims referred to in this Second Release and Employee would not otherwise be entitled to the consideration.

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4.	General Release and Waiver of Claims:

a. The payments and promises set forth in this Second Release are in full satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit-sharing, stock, stock options or other ownership interest in the Company, termination benefits or other compensation to which Employee may be entitled by virtue of Employee’s employment with the Company or Employee’s separation from the Company, including pursuant to the Separation Agreement. To the fullest extent permitted by law, Employee hereby releases and waives any other claims Employee may have against the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of Employee’s employment or separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act.

b. By signing below, Employee expressly waives any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

c. Employee and the Company do not intend to release claims that Employee may not release as a matter of law, including but not limited to claims for indemnity, or any claims for enforcement of this Second Release. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause set forth in the Separation Agreement.

5.            Covenant Not to Sue: To the fullest extent permitted by law, at no time subsequent to the execution of this Second Release will Employee pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which Employee may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Second Release. Nothing in this section shall prohibit or impair Employee or the Company from complying with all applicable laws, nor shall this Second Release be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.

6.            Protected Rights: Employee understands that nothing in this Second Release, including the General Release and Waiver of Claims, Covenant Not to Sue and Non-disparagement sections contained herein, limits, impedes or restricts Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board (the “NLRB”), the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”). This Second Release does not limit Employee’s right to receive an award for information provided to any Government Agencies or prohibit you from providing truthful information in response to a subpoena or other legal process.

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7. Non-disparagement: Subject to the Protected Rights section above, and otherwise to the fullest extent permitted by applicable law, you agree that you will not, directly or indirectly, disparage or make negative remarks regarding Releasees or their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement, including, but not limited to, any statement posted on social media (including online company review sites) or otherwise on the Internet, whether or not made anonymously or with attribution.

8. Review of Second Release; Expiration of Offer: Employee understands that Employee may take up to twenty-one (21) days to consider this Second Release and acknowledges that at the time they were provided the Separation Agreement to consider, they were also provided with this Second Release. As such, the offer set forth in this Second Release, if not accepted by Employee on the Actual Separation Date, will automatically expire. By signing below, Employee affirms that Employee was advised to consult with an attorney prior to signing this Second Release. Employee agrees that any changes, whether or not material to the Separation Agreement or this Second Release, shall not restart the running of the twenty-one (21) day consideration period. Employee also understands that Employee may revoke this Second Release within seven (7) days of signing this document and that the consideration to be provided to Employee pursuant to Section 2(c) of the Separation Agreement will be provided only after the expiration of that seven (7) day revocation period.

9.            Effective Date: This Second Release is effective on the eighth (8th) day after Employee signs it, provided Employee has not revoked it as of that time (the “Effective Date”).

10.         Other Terms of Separation Agreement Incorporated Herein: All other terms of the Separation Agreement to the extent not inconsistent with the terms of this Second Release are hereby incorporated in this Second Release as though fully stated herein and apply with equal force to this Second Release, including, without limitation, the provisions on Arbitration, Governing Law, and Attorneys’ Fees.

Dated:
Name: Paul Kellenberger
Title: CEO
For the Company

Dated:
Joseph Powers

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EXHIBIT B

At Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement

EXHIBIT A

SECOND RELEASE

This General Release of All Claims and Covenant Not to Sue (the “Second Release’’) is entered into between Joseph Powers (“Employee” ) and zSpace, Inc. (the “Company” ) (collectively, “the parties” ).

WHEREAS, Employee and the Company entered into an agreement regarding Employee’s transition and separation from employment with the Company (the “Separation Agreement,” to which this Second Release is attached as Exhibit A);

WHEREAS, on March 31, 2024 Employee’s employment with the Company terminated (the “Actual Separation Date”);

WHEREAS, this agreement serves as the Second Release, pursuant to the Separation Agreement; and

WHEREAS, Employee and the Company desire to mutually, amicably and finally resolve and compromise all issues and claims surrounding Employee’s employment and separation from employment with the Company;

NOW THEREFORE, in consideration for the mutual promises and undertakings of the parties as set forth below, Employee and the Company hereby enter into this Second Release.

1.             Acknowledgment of Payment of Wages: By Employee’s signature below, Employee acknowledges that, on the Actual Separation Date, the Company paid Employee for all wages, salary, accrued vacation ( if applicable), bonuses, commissions, reimbursable expenses previously submitted by Employee, and any similar payments due Employee from the Company as of the Actual Separation Date. By signing below, Employee acknowledges that the Company does not owe Employee any other amounts, except as may become payable under the Separation Agreement and the Second Release. Please promptly submit for reimbursement all final outstanding expenses, if any.

2.           Return of Company Property: Employee hereby warrants to the Company that Employee has returned to the Company all property or data of the Company of any type whatsoever that has been in Employee·s possession. custody or control.

3.          Consideration: In exchange for Employee’s agreement to this Second Release and Employee’s other promises in the Separation Agreement and herein, the Company agrees to provide Employee with the consideration set forth in Section 2(c) of the Separation Agreement. By signing below, Employee acknowledges that Employee is receiving the consideration in exchange for waiving Employee’s rights to claims referred to in this Second Release and Employee would not otherwise be entitled to the consideration.

4.       General Release and Waiver of Claims:

a.             The payments and promises set forth in this Second Release are in full satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit-sharing, stock, stock options or other ownership interest in the Company, termination benefits or other compensation to which Employee may be entitled by virtue of Employee’s employment with the Company or Employee’s separation from the Company, including pursuant to the Separation Agreement. To the fullest extent permitted by law, Employee hereby releases and waives any other claims Employee may have against the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees” ), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of Employee’s employment or separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act and any other laws and/or regulations relating to employment or employment discrimination. including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act.

b.            By signing below, Employee expressly waives any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

c.            Employee and the Company do not intend to release claims that Employee may not release as a matter of law, including but not limited to claims for indemnity, or any claims for enforcement of this Second Release. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause set forth in the Separation Agreement.

5.             Covenant Not to Sue: To the fullest extent permitted by law, at no time subsequent to the execution of this Second Release will Employee pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which Employee may now have, have ever had, or may in the future have against Releases, which is based in whole or in part on any matter released by this Second Release. Nothing in this section shall prohibit or impair Employee or the Company from complying with all applicable laws, nor shall this Second Release be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.

6.          Protected Rights: Employee understands that nothing in this Second Release, including the General Release and Waiver of Claims, Covenant Not to Sue and Non-disparagement sections contained herein, limits, impedes or restricts Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board (the ’‘NLRB”), the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”). This Second Release does not limit Employee’s right to receive an award for information provided to any Government Agencies or prohibit you from providing truthful information in response to a subpoena or other legal process.

7.            Non-disparagement: Subject to the Protected Rights section above, and otherwise to the fullest extent permitted by applicable law, you agree that you will not, directly or indirectly, disparage or make negative remarks regarding Releases or their products, services, agents. representatives, directors, officers, shareholders. attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by. through, under or in concert with any of them, with any written or oral statement, including, but not limited to, any statement posted on social media (including online company review sites) or otherwise on the Internet, whether or not made anonymously or with attribution.

8.             Review of Second Release: Expiration of Offer: Employee understands that Employee may take up to twenty-one (21) days to consider this Second Release and acknowledges that at the time they were provided the Separation Agreement to consider, they were also provided with this Second Release. As such. the offer set forth in this Second Release, if not accepted by Employee on the Actual Separation Date, will automatically expire. By signing below, Employee affirms that Employee was advised to consult with an attorney prior to signing this Second Release. Employee agrees that any changes. whether or not material to the Separation Agreement or this Second Release, shall not restart the running of the twenty-one (21) day consideration period. Employee also understands that Employee may revoke this Second Release within seven (7) days of signing this document and that the consideration to be provided to Employee pursuant to Section 2(c) of the Separation Agreement will be provided only after the expiration of that seven (7) day revocation period.

9.             Effective Date: This Second Release is effective on the eighth (8th) day after Employee signs it, provided Employee has not revoked it as of that time (the “Effective Date”).

10.           Other Terms of Separation Agreement Incorporated Herein: All other terms of the Separation Agreement to the extent not inconsistent with the terms of this Second Release are hereby incorporated in this Second Release as though fully stated herein and apply with equal force to this Second Release, including, without limitation. the provisions on Arbitration, Governing Law, and Attorneys Fees.

Dated:	3-28-24	/s/ Paul Kellenberger
Name: Paul Kellenberger
Title: CEO
For the Company

Dated:	3/20/2024	/s/ Joseph Powers
Joseph Powers